Exhibit 99.1

PRESS RELEASE

Contact:

Brandi Martina

AMD Communications

(512) 705-1720

Brandi.Martina@amd.com

Liz Stine

AMD Investor Relations

(720) 652-3965

liz.stine@amd.com

AMD Completes Acquisition of ZT Systems

— Strategic transaction combines industry-leading systems and rack-level expertise with AMD

GPU, CPU and networking silicon and open-source software to address the $500 billion data center AI accelerator opportunity in 2028 —

SANTA CLARA, Calif. —March 31, 2025 — AMD (NASDAQ: AMD) today announced the completion of its acquisition of ZT Systems, a leading provider of AI and general-purpose compute infrastructure for the world’s largest hyperscale providers. The acquisition will enable a new class of end-to-end AI solutions based on the combination of AMD CPU, GPU and networking silicon, open-source AMD ROCm™ software and rack-scale systems capabilities. It will also accelerate the design and deployment of AMD-powered AI infrastructure at scale optimized for the cloud.

AMD expects the transaction to be accretive on a non-GAAP basis by the end of 2025. The world-class design teams will join the AMD Data Center Solutions business unit led by AMD Executive Vice President Forrest Norrod. AMD is actively engaged with multiple potential strategic partners to acquire ZT Systems’ industry-leading U.S.-based data center infrastructure manufacturing business in 2025.

“With the rapid pace of innovation in AI, reducing the end-to-end design and deployment time of cluster-level data center AI systems will be a significant competitive advantage for our customers,” said Forrest Norrod, executive vice president and general manager, Data Center Solutions business unit at AMD. “Acquiring ZT Systems is a significant milestone in our AI strategy to deliver leadership training and inferencing solutions that are optimized for our customers’ unique environment, ready-to-deploy at scale, and based on our open ecosystem approach that combines open-source software, industry standard networking technologies and now ZT Systems’ leadership systems design and customer enablement expertise. We welcome Frank Zhang, Doug Huang and the talented ZT Systems team to AMD, where together we will offer customers both choice and speed to market, allowing them to invest in key areas where they choose to differentiate their AI offerings.”

Former ZT Systems Founder and CEO Frank Zhang joins AMD as senior vice president of ZT Manufacturing, reporting to Forrest Norrod, where he will help lead the divestiture of the manufacturing business. Former ZT Systems President Doug Huang joins AMD as senior vice president of Data Center Platform Engineering, also reporting to Forrest Norrod. In this role, he will lead design and customer enablement teams, working closely with the AMD Data Center Solutions business unit and AI Group to accelerate time-to-market for data center AI solutions.

About AMD

For more than 50 years AMD has driven innovation in high-performance computing, graphics and visualization technologies. Billions of people, leading Fortune 500 businesses and cutting-edge scientific research institutions around the world rely on AMD technology daily to improve how they live, work and play. AMD employees are focused on building leadership high-performance and adaptive products that push the boundaries of what is possible. For more information about how AMD is enabling today and inspiring tomorrow, visit the AMD (NASDAQ: AMD) website, blog, LinkedIn and X pages.

Cautionary Statement

The statements in this press release include forward-looking statements concerning Advanced Micro Devices, Inc. (AMD), ZT Systems, the proposed sale of ZT Systems’ manufacturing business and other matters. Forward-looking statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. Forward-looking statements speak only as of the date they are made or as of the dates indicated in the statements and should not be relied upon as predictions of future events, as there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur. Forward-looking statements can often, but not always, be identified by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” “anticipates,” “designed,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology. The forward-looking statements in this press release relate to, among other things, data center AI accelerator opportunity, the integration of the businesses, sale of ZT Systems’ manufacturing business, and the expected benefits, accretion, synergies and growth to result therefrom. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements. These risks include, among other things: risks that the businesses will not be integrated successfully, the ability of AMD to sell ZT Systems’ manufacturing business on a timely basis or at all, or that AMD will not realize expected benefits, cost savings, accretion, synergies and/or growth, or that such benefits may take longer to realize than expected; the risk that disruptions from the transaction will harm business plans and operations; risks relating to unanticipated costs of integration and sale of ZT Systems’ manufacturing business; significant transaction, integration and separation costs, or difficulties and/or unknown or inestimable liabilities in connection with the transaction or sale of ZT Systems’ manufacturing business; restrictions during the pendency of the transaction that may impact the ability to pursue certain business opportunities or strategic transactions; the potential impact of the consummation of the transaction or sale of ZT Systems’ manufacturing business on AMD’s relationships with suppliers, customers, employees and regulators; and demand for AMD’s products. For a discussion of factors that could cause actual results to differ materially from those contemplated by forward-looking statements, see the section captioned “Risk Factors” in AMD’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024, subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. AMD does not assume, and hereby disclaims, any obligation to update forward-looking statements, except as may be required by law.